                                  EXHIBIT  4.9




THIRD AMENDMENT DATED OCTOBER 31, 1996 TO LOAN AGREEMENT DATED SEPTEMBER 19, 1993 AMONG ELCOR CORPORATION, NATIONSBANK OF TEXAS, N.A., AS ISSUER, ADMINISTRATIVE LENDER, AND LENDER; AND BANK OF AMERICA-TEXAS, N.A. AND COMERICA BANK - TEXAS AS LENDERS.

                                  EXHIBIT 4.9

                       THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Third Amendment"), dated as of October 31, 1996, is entered into among ELCOR CORPORATION, a Delaware corporation ("Company"), the lenders listed on the signature pages hereof ("Lenders"), NATIONSBANK OF TEXAS, N.A., as Issuer (in said capacity, "Issuer"), and NATIONSBANK OF TEXAS, N.A., as Administrative Lender (in said capacity, "Administrative Lender").

                                   BACKGROUND

         A. Company, the Lenders, Issuer and Administrative Lender are parties to that certain Loan Agreement, dated as of September 29, 1993, as amended by that certain First Amendment to Loan Agreement, dated as of October 31, 1994, and that certain Second Amendment to Loan Agreement, dated as of December 15, 1995 (said Loan Agreement, as amended, the "Loan Agreement"; the terms defined in the Loan Agreement and not otherwise defined herein shall be used herein as defined in the Loan Agreement).

         B. Company, Lenders, Issuer and Administrative Lender desire to amend the Loan Agreement to (i) increase the Commitment to $80,000,000, (ii) extend the Termination Date, and (iii) make certain other amendments thereto.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Company, Lenders, Issuer and Administrative Lender covenant and agree as follows:

         1.      AMENDMENTS TO LOAN AGREEMENT.

                 (a) The dollar amount of "$70,000,000" set forth in the Background paragraph of the Credit Agreement is hereby amended to be "$80,000,000".

                 (b)      The definition of "Applicable Margin" set forth in
         Article I of the Loan Agreement is hereby amended to read as follows:

                 "Applicable Margin" means the following per annum percentages, applicable in the following situations:

                                                               Prime Rate     LIBOR
                             Applicability                       Basis        Basis
                             -------------                     ----------     -----
     (i)     If the Fixed Charge Coverage Ratio is less          0.000        1.000
             than 1.25 to 1

     (ii)    If the Fixed Charge Coverage Ratio is greater       0.000        0.625
             than or equal to 1.25 to 1 but less than 1.50 to
             1

     (iii)   If the Fixed Charge Coverage Ratio is greater       0.000        0.500
             than or equal to 1.50 to 1

                 In addition, the per annum percentages set forth above (A) in all cases for the LIBOR Basis shall be increased by 0.25% if the Capitalization Ratio is not less than 40% and (B) in the case of clause (i) above only for the Prime Rate Basis shall be increased by 0.25% if the Capitalization Ratio is not less than 40%. The Applicable Margin payable by Company on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Company as tested by the Fixed Charge Coverage Ratio and, where appropriate, the Capitalization Ratio. Any such increase or reduction in the Applicable Margin provided for herein shall be effective on the first calendar day of the month next succeeding the date of receipt by Administrative Lender of the applicable financial statements. If financial statements of Company setting forth the Fixed Charge Coverage Ratio and the Capitalization Ratio are not received by Administrative Lender by the date required pursuant to Section 5.5 hereof, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio is less than 1.25 to 1 and the Capitalization Ratio is not less than 40% until such time as such financial statements are received. For the final quarter of any fiscal year of Company, Company may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin."

                 (c) The definition of "Commitment" set forth in Article 1 of the Loan Agreement is hereby amended to read as follows:

                 "Commitment" means as to any Lender, the amount set forth opposite such Lender's name under the column titled "Commitment" on
         Schedule 7 hereto, as the same may be reduced or terminated pursuant to Article 2, which at no time shall exceed such Lender's Specified Percentage of $80,000,000."

                 (d)      The definition of "Termination Date" set forth in
         Article 1 of the Loan Agreement is hereby amended to read as follows:

                 "Termination Date" means October 31, 1999, or such earlier date that the Commitment is terminated or such later date that the Commitment is extended pursuant to Section 2.19 hereof."

                 (e) Section 5.13 of the Loan Agreement is hereby amended to read as follows:

                 "5.13    Capitalization Ratio. Company and its Subsidiaries
         will maintain a Capitalization Ratio at the end of each fiscal quarter of not greater than 45%."

                 (f) Schedule 1 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 1 to this Third Amendment.

                 (g) Schedule 4 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 4 to this Third Amendment.

                 (h) Schedule 5 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 5 to this Third Amendment.

                 (i) Schedule 7 to the Loan Agreement is hereby amended to be in the form of Schedule 7 to this Third Amendment.

         2. REPRESENTATIONS AND WARRANTIES TRUE: NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

                 (a) the representations and warranties contained in the Loan Agreement are true and correct on and as of the date hereof as if made on and as of such date;

                 (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

                 (c) Company has full power and authority to execute and deliver this Third Amendment, the $40,000,000 Note payable to the order of NationsBank in the form of Exhibit A hereto (the "NationsBank Note"), the $25,000,000 Note payable to the order of Bank of America in the form of Exhibit B hereto (the "Bank of America Note"), and the $15,000,000 Note payable to the order of Comerica in the form of Exhibit C hereto (the "Comerica Note") (the NationsBank Note, the Bank of America Note and the Comerica Note are collectively referred to herein as the "Notes"), and this Third Amendment, the Loan Agreement, as amended hereby, and the Notes constitute the legal, valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities law; and

                 (d) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (other than the Board of Directors of Company), is required for the execution, delivery or performance by Company of this Third Amendment or the Notes or the acknowledgement of this Third Amendment by each Subsidiary which executed the Guaranty Agreement (a "Guarantor").

         3. CONDITIONS OF EFFECTIVENESS. This Third Amendment shall be effective as of October 31, 1996, subject to the following:

                 (a) Administrative Lender shall have received counterparts of this Third Amendment executed by each Lender and Issuer;

                 (b) Administrative Lender shall have received counterparts of this Third Amendment executed by Company and acknowledged by each Guarantor;

                 (c) Each Lender shall have received its respective Note executed by Company;

                 (d) Administrative Lender shall have received certified copies of resolutions of Company authorizing execution, delivery and performance of this Third Amendment and the Notes; and

                 (e) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender shall require.

         4. GUARANTORS ACKNOWLEDGEMENT. By signing below, each of the Guarantors (i) acknowledges and consents to the execution, delivery and performance by Company of this Third Amendment, (ii) agrees that its obligations in respect of the Guaranty Agreement (A) are not released, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, and (B) cover, among other things, the Commitment as increased by this Third Amendment, and (ii) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty Agreement.

         5.      REFERENCE TO THE LOAN AGREEMENT.

                 (a) Upon the effectiveness of this Third Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Loan Agreement, as affected and amended by this Third Amendment.

                 (b) The Loan Agreement, as amended by this Third Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confined.

         6. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Third Amendment, the Notes, and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Loan Agreement, as amended by this Third Amendment).

         7. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW: BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Company, each Lender, Issuer and Administrative Lender and their respective successors and assigns.

         9. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE LOAN AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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                                      -5-

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                                ELCOR CORPORATION

                                By:    /s/ RICHARD J. ROSEBERY
                                       ----------------------------------------
                                       Richard J. Rosebery, Executive Vice
                                       President, Treasurer, Chief
                                       Administrative and Financial Officer


                                NATIONSBANK OF TEXAS, N.A.
                                as Administrative Lender, Lender and Issuer

                                By:    /s/ BIANCA HEMMEN
                                       ----------------------------------------
                                       Name: Bianca Hemmen
                                            -----------------------------------
                                       Title: Senior Vice President
                                             ----------------------------------


                                BANK OF AMERICA - TEXAS, N.A.

                                By:    /s/ DONALD P. HELLMAN
                                       ----------------------------------------
                                       Name:  Donald P. Hellman
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------


                                COMERICA BANK - TEXAS

                                By:    /s/ GARY L. EMERY
                                       ----------------------------------------
                                       Name: Gary L. Emery
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

ELK CORPORATION OF DALLAS
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
CHROMIUM CORPORATION
OEL, LTD.


By: /s/ RICHARD J. ROSEBERY
    -------------------------------------
    Richard J. Rosebery
    Vice President for all


GA INDUSTRIES CORPORATION
M MACHINERY COMPANY,
      INCORPORATED
      (formerly known as Mosley
      Machinery Company, Incorporated)
M SERVICE CORPORATION
      (formerly known as Mosley
      Service Corporation)



By: /s/ RICHARD J. ROSEBERY
    -------------------------------------
    Richard J. Rosebery
    President for all


ELCOR SERVICE CORPORATION


By: /s/ RICHARD J. ROSEBERY
    -------------------------------------
    Richard J. Rosebery
    Executive Vice President

                                   EXHIBIT A

                                PROMISSORY NOTE

$40,000,000.00                                              Dated:        ,1996
                                                                  --------


         FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this
Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated December 15, 1995, in the principal amount of $40,000,000.00.

         The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                ELCOR CORPORATION

                                By:
                                      ---------------------------------------
                                      Richard J. Rosebery
                                      Executive Vice President, Treasurer,
                                      Chief Administrative and Financial Officer

                                   EXHIBIT B

                                PROMISSORY NOTE

$25,000,000.00                                                Dated:      ,1996
                                                                    ------

         FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of BANK OF AMERICA TEXAS, N.A. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this
Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated December 15, 1995 in the principal amount of $20,000,000.00.

         The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                ELCOR CORPORATION

                                By:
                                     ------------------------------------------
                                     Richard J. Rosebery
                                     Executive Vice President, Treasurer,
                                     Chief Administrative and Financial Officer

                                   EXHIBIT C

                                PROMISSORY NOTE

$15,000,000.00                                                Dated:      ,1996
                                                                    ------

         FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of COMERICA BANK - TEXAS ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

         This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this
Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated December 15, 1995 in the principal amount of $10,000,000.00.

         The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                ELCOR CORPORATION

                                By:
                                     ------------------------------------------
                                     Richard J. Rosebery
                                     Executive Vice President, Treasurer,
                                     Chief Administrative and Financial Officer

                                   SCHEDULE 1

                              EXISTING LITIGATION

              This schedule is confidential and has been omitted.

                                   SCHEDULE 4

                           FIXED ASSETS HELD FOR SALE

              This schedule is confidential and has been omitted.

                                   SCHEDULE 5

                             ENVIRONMENTAL MATTERS

              This schedule is confidential and has been omitted.

                                   SCHEDULE 7

       LENDER                      COMMITMENT               SPECIFIED PERCENTAGE
       ------                      ----------               --------------------
NationsBank of Texas, N.A.        $40,000,000                       50.00%

Bank of America - Texas, N.A.     $25,000,000                       31.25%

Comerica Bank - Texas             $15,000,000                       18.75%